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                                                                           LEASE


          THIS LEASE is made and entered into as of May 31, 1994, by and between HERMAN L. "JACK" JONES (the "Lessor") and CASHMERE MANUFACTURING CO., INC., a Washington corporation (the "Lessee").

                                    RECITALS

     A. Lessor is the owner of certain real property including all buildings, fixtures and improvements located thereon situated in Chelan County, Washington, and described in Exhibit A attached hereto (the "Property").

     B. Lessee desires to lease a part of the Property described in Exhibit B attached hereto (the "Premises") from Lessor, and Lessor desires to lease the Premises to Lessee.

          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

          1. Agreement to Lease; Term. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Premises, commencing as of the date hereof and terminating on June 30, 1997 (the "Lease Term").

          2. Rent. In consideration of the performance of Lessor's covenants, Lessee agrees to pay Lessor, at such place as Lessor may from time to time designate in writing, the sum of Nine Thousand Dollars ($9,000) per month, commencing with the date hereof and continuing on the first day of every month until the end of the Lease Term.

          3. Delivery and Acceptance. Lessor agrees to deliver the Premises to Lessee in good condition, suitable for Lessee's business purposes and all activities related thereto. The Premises shall be suitable for Lessee's business purposes if they are reasonably clean and free from obstruction, are in full compliance with all local building, zoning, health, fire, safety, occupancy and similar regulations and ordinances in light of Lessee's intended use of the Premises, and are in full compliance with federal, state and other similar occupational safety and health acts, including, but not limited to, what is commonly termed and referred to as "OSHA." The parties agree that if, when Lessee first uses any equipment or any part of the Premises, it is not in good working condition, or if any other defect is not likely to be discovered until the happening of some event (such as a leaking roof following rain), such shall be deemed to have existed prior to the term of this lease and Lessor shall be responsible for promptly repairing such equipment or defects.

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          4. Use of Premises and Lease. Lessee shall have the right to use the
Premises for any lawful business purpose. Lessor agrees to execute amendments to this lease and estoppel certificates confirming the validity of this lease, the status of rents, non-existence of defaults and granting the Lessee's lender reasonable opportunity to cure defaults, all to the extent required by Lessee's lender, provided that no such amendments or certificates materially affect any of the Lessor's rights herein.

          5. Alterations and Substitutions. Lessor grants Lessee the right to make such alterations, additions and substitutions to the Premises as Lessee's business may from time to time require, at Lessee's sole cost and expense. Any such alterations, additions and substitutions shall become the property of Lessor upon termination of this lease.

          6. Signs and Advertisements. Lessor grants Lessee the right to erect and maintain upon the Premises such signs or other means of identifying or advertising its business as Lessee may from time to time deem appropriate, provided the same comply with all applicable laws, ordinances and regulations and do no permanent injury or damage to the Premises.

          7. Repairs and Maintenance. Lessor shall (a) maintain the foundations, roof, exterior walls, gutters and downspouts of the Premises in good condition and repair, (b) maintain the sewer, water, gas, telephone and power lines and meters serving the Premises in good condition and repair, (c) maintain the electrical, plumbing, heating, ventilating and air-conditioning equipment, ducts and appurtenances in good condition and repair; (d) make such repairs to the Premises as may be required or become necessary because of any defects therein which exist as of the first day of the term hereof or because of faulty workmanship or the use of faulty materials, and (e) make such repairs and alterations as may be required by federal, state or local laws, ordinances or regulations. Notwithstanding the foregoing, it shall be the duty of Lessee to make all repairs to the Premises required because of (a) the negligence of Lessee or any of Lessee's agents or employees, (b) the construction, installation, maintenance, operation, repair, replacement or removal of any sign, trade fixture or equipment which Lessee may cause to be installed and maintained in, on or about the Premises, or (c) any change, alteration or improvement made by Lessee in and to the Premises. Subject to such duties and obligations of Lessor, Lessee shall and covenants and agrees to keep and maintain the Premises in such condition and repair as to enable Lessee to employ the same for the operation of its business, ordinary wear and tear, damage by casualty, and any defects existing as of the first day of the term of this lease excepted.

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          8. Destruction or Damage to the Premises. In the event the Premises or any part thereof are substantially damaged by fire or other casualty, this lease shall be subject to cancellation at the option of either party. If this lease is so cancelled, all rent or other sums paid in advance by Lessee not earned as of the date of such damage shall be refunded to Lessee. If this lease is not so cancelled, Lessor shall proceed, at its sole cost and expense and with due diligence to restore the damaged property to substantially the same condition existing immediately prior to such damage, and from and after the date of such damage to the date of completion of the repairs, the rent and other payments required by Lessee under this lease shall abate. For the purposes of this paragraph, the Premises shall be deemed substantially damaged if such damage materially interferes with the operation of Lessee's business and is not capable of being repaired within thirty (30) days following the date of the casualty.

          If at any time during the term of this lease the Premises are damaged by fire or other casualty and are fully restored and ready for Lessee's occupancy within thirty (30) days following the date of the casualty, this lease shall remain in full force and effect. Lessor shall proceed with due diligence to repair and restore the Premises to the condition existing prior to such damage, and from the date of the damage to the date of completion of said repairs the rent payable by Lessee hereunder shall abate to the extent the Premises are unusable for Lessee's business.

          9. Insurance. Lessor shall, during the entire term of this lease, keep the Premises constantly insured, with a company licensed to do business in the State of Washington against fire, lightning and such other risk and perils as may from time to time be included under the extended coverage insurance endorsement then in use in the State of Washington, in an amount equal to the actual cash value thereof, less reasonable loss deductible provisions. The proceeds of all casualty insurance policies shall be used to restore the Premises to substantially the same condition existing immediately prior to the damage unless this lease is cancelled, in which event any proceeds shall belong to Lessor. Lessor shall in all events be entitled to any proceeds in excess of what is necessary to restore the Premises. Lessee shall carry and pay for public liability insurance in an insurance company licensed to do business in the State of Washington during the entire term of this lease in amounts not less than $__________ for injury to persons and $_______ for damage to property arising from any claim made against Lessor or Lessee and which is related to the Premises or the use thereof.

          10. Subrogation. As a part of the consideration of this lease, each of the parties hereto releases the other from

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all liability for damage due to any act or neglect the other party caused to property owned by said parties which is the result of fire or other casualty covered by insurance carried at the time of such casualty by either party hereto; provided, however, the releases herein contained shall not apply to loss or damage resulting from the willful or premeditated acts of either of the parties hereto, their agents or employees; and provided further, nothing in this paragraph shall be interpreted or have the effect of relieving or modifying any obligation of any insurance company. Any party required by this lease to maintain any casualty insurance shall make reasonable attempts to obtain the written consent to this waiver of subrogation from its insurer.

          11. Lessee's Property. Lessor shall not be responsible for loss or damage to the personal property of Lessee, its sublessees, employees, customers or invitees, in the absence of the receipt of an insurance payment by Lessor attributable to such loss (in which event said payment shall be delivered forthwith to Lessee), or unless such loss or damage was occasioned by the intentional or reckless act of Lessor, its agents, servants or employees.

          12. Taxes and Assessments. All property taxes levied against the Premises or any portion thereof shall be paid by Lessor.

          13.  Utilities.  The bills for all utilities
used by Lessee during the term of this lease shall be paid by Lessee.

          14. Condemnation. In the event that a portion or all of the Premises are taken or condemned by any public or quasi-public authority having the power of eminent domain, or if the grade of any street or alley adjacent to the Premises is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Premises to conform to the changed grade, or should the uses to which the Premises may be placed become in any manner restricted, and, in the reasonable opinion of Lessee, any of the foregoing substantially interferes with Lessee's business or use of the Premises, Lessee shall have the option of cancelling this lease by affording Lessor written notice to that effect within thirty (30) days of the effective date of such condemnation, interference or use restriction. In such event rent shall abate as of the date of such condemnation, interference or restriction, and all rent paid in advance by Lessee not actually earned as of said date shall be refunded to Lessee. If this lease is not so cancelled, Lessor shall promptly restore the Premises to the condition existing immediately prior to such condemnation or as similar thereto as is practicable, and from and after the date of the condemnation the rent and other payment obligations of Lessee hereunder shall be adjusted based upon that portion of the Premises taken and/or the Lessee's use thereof altered or restricted. Lessee shall be entitled to all condemnation awards which are attributable to or made on account of any interest, loss or expense of Lessee, including the value of this lease, Lessee's moving expenses, and the unamortized value of Lessee's improvements to the Premises which are not capable of being moved by Lessee.

          15. Default. In the event that Lessee defaults in the performance of any covenant applicable to it under this lease, Lessor shall have the right to cancel this tenancy; provided, however, that Lessee shall be afforded written notice of such default and shall be given an opportunity to cure the same within ten (10) days of its receipt of such notice if the default is for failure to pay rent or any other sum, or within thirty (30) days of its receipt of such notice if the default is of any other nature. If Lessee is not able, with reasonable effort, to cure a default, other than a default for failure to pay rent or any other sum, within said 30-day period, Lessor shall not cancel this lease if Lessee undertakes to cure the same within thirty (30) days and proceeds to effect such cure with due diligence. Any default by Lessor hereunder which is not cured within the same grace periods and conditions shall afford Lessee the right to cancel this lease.

          16. Lessee's Ability to Cure Defaults. In the event that Lessor fails or neglects to perform or observe any of its covenants herein, Lessee shall have the right (but not the duty), upon ten (10) days' notice to Lessor, to remedy such default. All sums expended by Lessee to remedy such default, together with interest thereon from the date of expenditure at the rate of twelve per cent (12%) per annum, but not to exceed the maximum interest rate permitted by law, shall, at Lessee's option, be deemed to constitute prepaid rent or be refunded to Lessee on demand.

          17. Hazardous Materials of Lessor. Lessor represents and warrants that it has not received notification of any kind from any governmental agency regarding actual, potential, or threatened contamination of the Property by Hazardous Substances. Lessor agrees to indemnify and hold Lessee harmless against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, costs and expenses (including attorneys' fees and disbursements) which may be imposed on, incurred or paid by or asserted against Lessee, including without limitation, all costs of any governmentally required remedial action or cleanup suffered or incurred by Lessee, arising out of or related to any use of the Premises or Property or presence of asbestos or Hazardous Substances in Premises or Property or portion thereof occurring prior to the date hereof.

          The term "Hazardous Substances" shall mean any and all hazardous, toxic, infectious, or radioactive substances, wastes,

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or materials listed or defined by any Environmental Law and include without limitation petroleum oil and its fractions, any material containing more than one percent by weight of asbestos, and any other substance that is prohibited or regulated by any applicable Environmental Law. The term "Environmental Laws" means any and all federal, state, and local statutes, regulations, and ordinances pertaining to the protection of human health or the environment and any applicable orders, judgements, decrees, permits, licenses or other authorizations or mandates under such laws.

          18. Hazardous Substances of Lessee. Lessor acknowledges that Lessee may, in the conduct of its manufacturing business, use, generate, transport, store, or otherwise handle Hazardous Substances on the Premises. Upon expiration or termination of this lease for any reason, Lessee shall remove all Hazardous Substances and their containers from the Premises that were placed there by Lessee or resulted from Lessee's use of the Premises, and, upon request of Lessor, Lessee shall certify in writing to Lessor that during the term of the lease no Hazardous Substance has been leaked, spilled, released or disposed of and still remains on the Premises. Lessee agrees to indemnify and hold Lessor harmless against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, costs and expenses (including attorneys' fees and disbursements) which may be imposed on, incurred or paid by or asserted against Lessor as a result of Lessee's use, generation, transportation, storage or handling of Hazardous Substances on the Premises during the term of this lease.

          19. Encumbrances. Lessor shall not and hereby covenants and agrees not to encumber or permit the filing of any lien against the Premises or any part thereof except for such liens or encumbrances disclosed to and permitted by Lessee. Unless otherwise agreed to by Lessee, any such encumbrance shall be subject and subordinate to this lease.

          20. Quiet Enjoyment. Lessor hereby covenants and represents that it is the owner of marketable fee title to the Premises and that it has full right, title, power and authority to make, execute and deliver this lease. Except for the exceptions to title set forth on Exhibit C, Lessor agrees that so long as Lessee is in compliance with the terms hereof, Lessee shall peaceably and quietly have, hold and enjoy the Premises for the Lease Term and for the term of any extension or renewals of this lease, and Lessor shall not do anything or fail to perform any obligation which would substantially interfere with or disrupt Lessee's business or frustrate Lessee's business purpose. With respect to all mortgage or deed of trust on the Premises as of the date of this lease, Lessor shall provide Lessee with a separate nondisturbance agreement executed by Lessor and the holder of such mortgage or deed of trust which preserves the

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right of Lessee under this lease and contains the agreement of such holder that so long as Lessee is not in default hereunder this lease shall not be divested or in any way affected by a foreclosure, deed in lieu of foreclosure or any other post- default remedy or proceeding under such mortgage or deed of trust.

          21. Americans with Disabilities Act. Lessor warrants that as of the date hereof, the Premises complies with the Americans with Disabilities Act of 1990 and any related rules and regulations, as amended from time to time ("ADA"). Lessor shall perform and pay for compliance that is required by changes to the ADA enacted or promulgated after the date of this lease. Throughout the term of this Lease, Lessor shall also perform and pay for compliance with the ADA outside of the Premises, including without limitation, provision of an accessible path of travel to the Premises. To the extent applicable, Lessee shall perform and pay for compliance with the ADA affecting the Premises that is required by actions taken by Lessee to alter or remodel the Premises.

          22. Legal Relationship of the Parties. This lease shall not be interpreted or construed as establishing a partnership or joint venture between Lessor and Lessee, and neither party shall be liable for the debts or obligations of the other.

          23. Assignments and Subleasing. Lessee shall not assign, sublease, mortgage, pledge, sell or in any other manner transfer, convey or dispose of this lease or any interest therein or part thereof, whether the same be voluntary, involuntary or by operation of law, without first receiving the express written consent of Lessor in each instance, which consent shall not be unreasonably withheld. No assignment, mortgage, pledge, sale, other transfer, conveyance or disposition or sublease shall release or discharge Lessee from Lessee's duties and obligations under this lease.

          24. Notices. Any and all notices required by this lease or given pursuant thereto shall be in writing, and shall be personally delivered or forwarded by certified or registered U.S. mail, return receipt requested, with postage prepaid. Notice to Lessor shall be given where rent is payable, and to Lessee at 434 Olds Station Road, Wenatchee, Washington 98801, or at such other place as Lessee may from time to time designate in writing. Except as otherwise provided herein, notices shall be effective when personally delivered or as of the date of the deposit of same in the United States mail.

          25. Holdover. In the event that Lessee continues to occupy the Premises after the last day of the Lease Term or any subsequent lease term, and if Lessor elects to accept rent thereafter, only a month-to-month tenancy shall be thereby created.

          26. Invalidity of Portions of Lease. If for any reason any provision of this lease is determined to be invalid or unenforceable, the validity and effect of the other provisions shall not be affected thereby.

          27. Waiver of Breach. No waiver of any breach or breaches of any covenant or condition contained in this lease shall operate as a waiver of any subsequent breach of the same or any other covenant or condition.

          28. Costs of Suit. In the event that any action is brought to recover any sums due under this lease or as a result of any breach of any covenant contained herein, the substantially prevailing party shall be entitled to recover from the other its costs of suit in such action, including reasonable attorneys' fees, and including such costs and fees incurred on appeal.

          29. Entire Agreement. This lease contains the entire agreement between the parties hereto, and no modification hereof shall be binding upon the parties unless evidenced by an agreement in writing signed by Lessor and Lessee.

          30. Covenants Run With the Land. The covenants and conditions contained in this lease shall run with the Premises and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          31. Controlling Law; Venue. This lease shall be governed and construed in accordance with the laws of the State of Washington, and the venue of any action brought to interpret or enforce this lease shall be laid in Chelan County, Washington.

          32. Recordation. The parties hereto agree to execute and cause to be properly recorded a memorandum of this lease, which shall include the commencement and expiration dates of this lease and the description of the Premises.

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          IN WITNESS WHEREOF, the parties have executed this lease as of the date first above written.

                                    LESSOR:


                                   /s/ JACK JONES
                                   -------------------------------
                                   HERMAN L. "JACK" JONES


                                    LESSEE:


                                   CASHMERE MANUFACTURING CO., INC.
                                   a Washington corporation


                                   By  /s/ JACK JONES
                                     ------------------------------
                                     Its: President

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                                    EXHIBITS
                                    --------



                           THE EXHIBITS AND SCHEDULES
                         ACCOMPANYING THIS AGREEMENTARE
                       IMMATERIAL AND THE FILING THEREOF
                     HAS BEEN OMITTED FROM THIS FORM 10-KSB